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                                                                EXHIBIT 10(cxxx)

                             AMENDMENT NO. 4 TO THE
                       HAMILTON BEACH/PROCTOR-SILEX, INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN

         Hamilton Beach/Proctor-Silex, Inc. hereby adopts this Amendment No. 4 to the Hamilton Beach/Proctor-Silex, Inc. Long-Term Incentive Compensation Plan (the "Plan"), effective as of December 31, 2002. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    SECTION 1

         Section 5.2(d) of the Plan is hereby amended in its entirety, to read as follows:

         "(d) The amount payable upon the vesting of an Award shall be the amount represented by the Book Value Appreciation Units which are the subject of the Award, with the Book Value thereof determined by the Committee with reference to the Quarter Date coincident with or immediately preceding the date of vesting of the Award in accordance with the terms of this Section 5.2; provided, however, that for purposes of any Book Value Appreciation Units which were awarded in 2001, the Book Value thereof determined hereunder shall be increased by $.516 cents per Book Value Appreciation Unit."

         EXECUTED this 18th day of December, 2002.

                                  HAMILTON BEACH/PROCTOR-SILEX, INC.

                                  By: /s/ Michael J. Morecroft
                                      ------------------------------------------
                                      Title: President & Chief Executive Officer